UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: August 27, 1999


                               GORAN CAPITAL, INC.

                         Jurisdiction of Incorporation:
                                     Canada

   Commission File Number                            IRS Employer Id. Number
       No. 000-24366                                      Not Applicable


                     Address of Principal Executive Offices:
                              181 University Avenue
                               Box 11, Suite 1101
                            Toronto, Ontario M5H 3M7

                               4720 Kingsway Drive
                           Indianapolis, Indiana 46205

                                  Telephone No.
                             (416) 594-1155 (Canada)
                              (317) 259-6400 (U.S.)




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ITEM 5.  OTHER EVENTS.

The 10-Q/A is being filed due to correction of an accounting change in the 10-Q for the period ended March 31, 1999. The error was related to the recording, in the incorrect accounting period, of a net recoverable gain pertaining to a retroactive reinsurance provision in a reinsurance contract for the crop insurance operations of Symons International Group, Inc. The correction of the error moves the timing of the recording of the gain from first quarter to second quarter 1999. See the 10-Q/A filed with the SEC.


                                          Goran Capital Inc.


                                          By:      /s/ Alan G. Symons
                                                   Alan G. Symons
                                                   Chief Executive Officer

                                          Date:    August 27, 1999